UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

CareCloud, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CareCloud, Inc.

7 Clyde Road

Somerset, NJ 08873

Important Notice Regarding the Availability of Proxy Materials for the Series A Preferred Shareholders Meeting to Be Held

on August 23, 2024

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you would like to receive a paper or e-mail copy of these documents, you must request one. There is no charge for such documents to be mailed to you. Please make your request for a copy as instructed below on or before August 9, 2024 to facilitate a timely delivery.

ACCESSING YOUR PROXY MATERIALS ONLINE

The following Proxy Materials are available to you to review at: http://www.viewproxy.com/CareCoud/2024SM

-	the Company’s Special Proxy Statement (including all attachments thereto),
-	2023 Annual Report on Form 10-K of the Company,
-	Q1 Form 10-Q,
-	the Proxy Card, and
-	Explanatory materials of CareCloud, Inc.

ONLINE VOTING

To vote your proxy electronically, please go to www.AALvote.com/CCLD
You must reference your
12-digit control number listed below.

REQUESTING A PAPER COPY OF THE PROXY MATERIALS

Have this notice available when you request a paper copy of the proxy materials:

By telephone please call (toll free) 1-877-777-2857,
or
By email at: requests@viewproxy.com
Please include the company name and your account number in the subject line.

CONTROL #

NOTICE OF SPECIAL MEETING OF SERIES A PREFERRED SHAREHOLDERS

TO BE HELD ON AUGUST 23, 2024

TIME

11:00 a.m., Eastern Time, on

Friday, August 23, 2024

PURPOSE

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of CareCloud, Inc., a Delaware corporation (the “Company”), of proxies from the holders of record of our 11% Series A Cumulative Redeemable Perpetual Preferred Stock, $.001 par value per share (the “Series A Preferred Stock”), at the close of business on July 5, 2024, for use in voting at the Special Meeting of Series A Preferred Shareholders (the “Special Meeting”) to be held on Friday, August 23, 2024 at 11:00 a.m., Eastern Time.

Properly executed proxies will be voted as directed. If no direction is indicated therein, proxies received in response to this solicitation will be voted FOR:

(1) approval of an amendment to the Company’s Certificate of Designations, Preferences and Rights of 11% Series A Cumulative Redeemable Perpetual Preferred Stock (the “Preferred Stock Certificate”), in the form set forth in Appendix A (the “Amendment”), which will be effective when and if the Board files the Amendment with the Secretary of State of the State of Delaware (the “Preferred Stock Proposal”); and

(2) approval of one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Preferred Stock Proposal (the “Adjournment Proposal”).

DOCUMENTS

This Notice is only an overview of the Proxy Statement and proxy card included in this mailing which is also available at https://viewproxy.com/CareCloud/2024SM. The Notice of Internet Availability will be mailed to shareholders on or about July 10, 2024.

PLACE

The Company’s principal executive offices are located at 7 Clyde Road, Somerset, NJ 08873.

RECORD DATE

Owners of shares of the Company’s Series A Preferred Stock, as of the close of business on July 5, 2024, will receive notice of, and be entitled to vote at, the Special Meeting and any adjournments.

VOTING

Even if you plan to attend the Special Meeting, please mark, sign, date, and return the enclosed proxy card in the enclosed postage-paid envelope. You may revoke your proxy by filing with the Assistant Corporate Secretary of the Company a written revocation or by submitting a duly executed proxy bearing a later date. If you are present at the Special Meeting, you may revoke your proxy and vote in person on each matter brought before the Special Meeting. You may also vote over the Internet using the Internet address on the proxy card. To be considered, all votes must be received by midnight on August 21, 2024.

Norman Roth

Interim Chief Financial Officer and Assistant Corporate Secretary

Dated: July 10, 2024